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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-23427, Form S-3 No. 333-32049) of Equalnet Communications Corp., formerly EqualNet Holding Corp., and in the related Prospectus and in the Registration Statements (Form S-8 No. 333-81641) pertaining to the Equalnet Communications Corp. Independent Contractors Stock Option Plan, (Form S-8 No. 33-97200) pertaining to the Employee Stock Option and Restricted Stock Option Plan of Equalnet Holding Corp., (Form S-8 No.333-04485) pertaining to the EqualNet Holding Corp. Employee Stock Purchase Plan, (Form S-8 No. 333-04483) pertaining to the EqualNet Holding Corp. 1995 Non-Employee Director Stock Option Plan of our report dated October 13, 1999, with respect to the consolidated financial statements and schedule of Equalnet Communications Corp. included in the Annual Report for the year ended June 30, 1999.


                              ERNST & YOUNG LLP

Houston, Texas
October 13, 1999